SCHEDULE 14A INFORMATION


PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934.

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT /  /
Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for the Use of the Commission Only (as permitted by rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             KEY TRONIC CORPORATION
                  (Name of Registrant as Specified In Its Charter)

   (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total Fee Paid:

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing:

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party

     4)  Date Filed:

-----------------------------------------------------------------------------



                                January __, 1996
Dear Shareholder:

The attached Notice of Special Meting of Shareholders and Proxy Statement relates to the Special Meeting of Shareholders of key Tronic Corporation, a Washington corporation (the "Company"), to be held on Wednesday, February 26, 1997 at 1:00 p.m. Pacific time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216.

The principal purpose of the Special Meeting is to consider the ratification and approval of an agreement (the "Restricted Stock Agreement") between the Company and Hiller Key Tronic Partners, L.P. (HKT Partners). This agreement gives the Company the opportunity to exchange and cancel HKT Partner's existing, vested option to purchase 2,396,923 shares of common stock of the Company ("Common Stock") for a grant of approximately 1,161,675 shares of restricted Common Stock.

This allows the Company to reduce potential outstanding shares of Common Stock by over one million shares, a decrease of approximately 10%. This makes especially good sense given the current depressed stock price and the bright future we see ahead. Additionally, restricted shares offered to HKT Partners in exchange for the option will be subject to restrictions on resale of the shares which restrictions will extend over a three year period. These restrictions will provide a strong, longer term incentive to key members of management and the Hiller Group to continue to improve results and increase shareholder value.

This transaction was unanimously approved by the Board of Directors. Board approval followed a unanimous recommendation by an independent Special Committee of the board (including myself) after careful consideration and analysis of all of the alternatives. As set forth in the accompanying materials, approval of this proposal requires the affirmative vote of at least 66.67% of the outstanding shares of the common stock voting at the Special Meeting in person or by proxy. The Company's Board of Directors recommends approval and ratification by the Company's shareholders.

Whether or not you will attend the Special Meeting in person and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed proxy card promptly in the accompanying postage-prepaid envelope. You may, of course, attend the Special Meeting and vote in person, even if you have previously returned your proxy card.

                      Sincerely,


                      /s/ FRED W. WENNINGER


                      Fred W. Wenninger
                      Chief Executive Officer and President
                      Member of the Board of Directors



                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               February 26, 1997

To the Shareholders of KEY TRONIC CORPORATION:

          The Special Meeting of Shareholders of Key Tronic Corporation, a Washington corporation (the "Company") will be held on Wednesday, February 26, 1997, at 1:00 p.m. Pacific time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216 (the "Special Meeting"), for the following purposes:

          1. To consider the approval and ratification of a Restricted Stock Agreement between the Company and Hiller Key Tronic Partners, L.P. ("HKT Partners") in exchange for, and in cancellation of, an option owned by HKT Partners (the "Hiller Option"), and

          2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

          Record holders of the Company's Common Stock at the close of business on January 17, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

          Even if you will attend the Special Meeting, please complete, sign, date and return the enclosed proxy to the Company in the enclosed postage-prepaid envelope in order to ensure that your shares will be voted at the Special Meeting. You may vote your shares in person at the Special Meeting even if you have previously returned your proxy card to the Company.

                          By Order of the Board of Directors,


                          /S/ RONALD F. KLAWITTER

                          Ronald F. Klawitter, Secretary

Spokane, Washington
January __, 1997


 YOUR VOTE IS IMPORTANT.  PLEASE EXECUTE AND RETURN THE ENCLOSED CARD PROMPTLY,
        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.



            FIRST MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY __, 1997




                                PROXY STATEMENT

                             --------------------

                                  INTRODUCTION

GENERAL

          The preceding Notice of Special Meeting of Shareholders, this Proxy Statement and the enclosed proxy card are being furnished by Key Tronic Corporation, a Washington corporation (the "Company"), to the holders of outstanding shares of Common Stock, no par value, of the Company ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of the Company from holders of such shares. The proxies are to be used at the Special Meeting of Shareholders of the Company to be held on Wednesday, February 26 1997, at 1:00 p.m. Pacific time at the principal executive offices of the Company, 4424 N. Sullivan Road, Spokane, Washington 99216, and any adjournments or postponements thereof (the "Special Meeting"). The proxies appoint Fred W. Wenninger, Wendell J. Satre and Yacov A. Shamash, any of them and their substitutes, as proxy to vote all shares represented at the Special Meeting pursuant to this proxy solicitation.

          The principal purpose of the Special Meeting is to consider the ratification and approval of an agreement (the "Restricted Stock Agreement") between the Company and Hiller Key Tronic Partners, L.P., a Washington limited partnership ("HKT Partners"), pursuant to which the Company shall issue approximately 1,161,675 shares of the Company's Common Stock to HKT Partners in exchange for, and in cancellation of, an option to purchase 2,396,923 shares of Common Stock of the Company currently held by HKT Partners (the "Hiller Option"). See "Approval and Ratification of Restricted Stock Agreement in Exchange for Hiller Option -- Background and Recommendation of the Board of Directors." The issuance of shares under the Restricted Stock Agreement in exchange for the Hiller Option will result, on a fully-diluted basis
(including all outstanding and unexercised options and warrants), in an approximately 10% decrease in shareholder dilution with the shares of Common Stock to be issued under the Restricted Stock Agreement representing approximately 11% of the outstanding Common Stock on the Record Date on a fully-diluted basis (excluding the Option shares). The Company's Board of Directors has unanimously approved the Restricted Stock Agreement which provides the terms and conditions governing the issuance of shares of the Company's Common Stock to HKT Partners in exchange for, and in cancellation of, the Hiller Option. Pursuant to the Restricted Stock Agreement, certain resale restrictions on the shares of Common Stock to be issued to HKT Partners will lapse over a three-year period or upon the happening of certain events. See "Approval and Ratification of Restricted Stock Agreement in Exchange for Hiller Option -- Terms of the Restricted Stock Agreement."

RECORD DATE, PROXIES, REVOCATION

          Record holders of the Common Stock at the close of business on January 17, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, 8,540,434 shares of Common Stock were issued and outstanding. A proxy card for use at the Special Meeting is enclosed with this Proxy Statement. All completed, signed and dated proxies returned to the Company will be voted at the Special Meeting in accordance with the instructions thereon. If no instructions are given on an otherwise signed and dated proxy card, the proxy will be voted FOR the approval and ratification of the Restricted Stock Agreement between the Company and HKT Partners in exchange for the cancellation of the Hiller Option. Any proxy may be revoked at any time before it has been voted by giving written notice of revocation to the Secretary of the Company at the address set forth above; by delivering a completed, signed proxy bearing a date later than any earlier proxy; or by voting shares in person at the Special Meeting. The mere presence at the Special Meeting of the shareholder who has given a proxy will not revoke such proxy.

VOTING

          Each share of Common Stock outstanding is entitled to one vote on each matter presented for a vote of the shareholders at the Special Meeting. Under applicable law and the Company's Restated Articles of Incorporation and Amended and Restated By-Laws, if a quorum exists at a meeting: (i) proposal 1 listed in the accompanying Notice of Special Meeting of Shareholders will be approved if the number of votes cast in favor of the proposal equals not less than 66.67% of the total outstanding shares of Common Stock of the Company. An abstention from voting or a broker nonvote will have the practical effect of voting against proposal 1.

                                 PROPOSAL 1

                          APPROVAL AND RATIFICATION OF
          THE RESTRICTED STOCK AGREEMENT IN EXCHANGE FOR HILLER OPTION

BACKGROUND AND RECOMMENDATION OF THE BOARD OF DIRECTORS

          Based upon the recommendations by a Special Committee of the Company's Board of Directors, the Board has determined that it is in the best interests of the Company and its shareholders for the shareholders to ratify and approve the Restricted Stock Agreement between the Company and HKT Partners. See
"Role of the special Committee" below. Under the Restricted Stock Agreement, HKT Partners will receive approximately 1,161,675 shares of Common Stock of the Company in exchange for, and in cancellation of, an option to purchase 2,396,923 shares of Common Stock (the "Hiller Option") currently owned by HKT Partners. This grant of shares to HKT Partners in exchange for the cancellation of the Hiller Option will result, on a fully-diluted basis, in a 10% decrease in shareholder dilution, and the shares will be subject to the resale restrictions described below. The Board of Directors believes that the grant of restricted shares of Common Stock to HKT Partners upon the terms contained in the Restricted Stock Agreement in exchange for the Hiller Option, provides an appropriate incentive to the Company's management and the Hiller Group to improve the financial performance of the Company and to enhance shareholder value. HKT Partners is an affiliate of the Hiller Group, a corporate management organization of which Mr. Stanley Hiller, Jr., Chairman of the Board of Directors, is a principal. Certain other members of the Company's Board of Directors also have ownership interests in HKT Partners and its affiliated entities.

          THE HILLER AGREEMENT. On February 1, 1992, the Company approved an agreement with the Hiller Group, a corporate management organization (the "Hiller Agreement"), under which Mr. Hiller and other members of the Hiller Group would become involved in the management of the Company. Under the Hiller Agreement, Mr. Hiller was appointed a director, Chief Executive Officer and Chairman of the Company's Executive Committee and acquired the right to designate three additional persons to be appointed to the Company's Board of Directors. Under these arrangements, Mr. Hiller has received no salary for his services as an executive officer and director of the Company, and no such salary is currently anticipated to be paid in the foreseeable future.

          THE HILLER OPTION AGREEMENT. In connection with the Hiller Agreement, the Company entered into an agreement (the "Hiller Option Agreement"), which was approved by the Company's shareholders in May 1992. The Hiller Option Agreement provides that HKT Partners may purchase from the Company up to 2,396,923 shares of Common Stock (which shares would represent approximately 20% of the outstanding Common Stock on the Record Date on a fully diluted basis, including all outstanding and unexercised options and warrants), at an exercise price of $4.50 per share, subject to proportional adjustment in the number of shares and the exercise price in the event of a recapitalization, stock split, stock dividend or similar transaction. Pursuant to the Hiller Agreement, the Company also approved the authorization of an additional 300,000 shares of Common Stock issuable upon exercise of options to be granted under the Company's Employee Stock Ownership Plan to senior officers of the Company, which increase also was approved by the Company's shareholders in May 1992. The Hiller Option became fully exercisable on March 1, 1994 and expires on March 1, 1997.

          REGISTRATION RIGHTS AGREEMENT. Pursuant to a Registration Rights Agreement entered into concurrently with the Hiller Option Agreement (the "Registration Rights Agreement"), the Company has agreed, subject to certain conditions, to register shares of Common Stock held by HKT Partners, including (but not limited to) shares subject to the Hiller Option (the "Registrable Shares"), under the Securities Act of 1933, as amended (the "Securities Act"). Subject to certain exceptions, at any time after March 31, 1993, the holders of at least 25% of the shares subject to the Hiller Option may on up to two occasions require the Company at its own expense to use its diligent best efforts to register all or part of the Registrable Shares under the Securities Act, so long as the aggregate offering price to the public would be at least $5,000,000. In addition, in the event that the Company registers shares under the Securities Act on its own behalf, the Company is required at its own expense to include in such registration all or part of the Registrable Shares upon request of the holders thereof, subject to certain limitations. Finally, subject to certain exceptions and limitations, the holders of Registrable Shares may upon request require the Company, at the expense of such holders, to register all or part of such shares on Form S-3 under the Securities Act if such Form is available, and so long as the aggregate price to the public of such shares would be equal to at least $500,000. The registration rights granted under the Registration Rights Agreement expire on March 1, 2002. Pursuant to the terms of the Restricted Stock Agreement, all shares of the Company's Common Stock issued to HKT Partners under the Restricted Stock Agreement in exchange for the cancellation of the Hiller Option shall be entitled to the benefits of the Registration Rights Agreement upon the same terms and conditions as the shares subject to the Hiller Option.

          HKT PARTNERS. HKT Partners is a Washington limited partnership created by the Hiller Group in connection with the Hiller Option Agreement and related matters. Mr. Hiller, as the sole shareholder of HKT, Inc., a Washington corporation of which HKT Partners is the General Partner, and as a General Partner of Hiller Investment Partners, a California general partnership and a limited partner of HKT Partners, currently has a 66.73% interest in HKT Partners. Each partner of HKT Partners will share in the economic benefit of the cancellation of the Hiller Option in exchange for the issuance of shares under the Restricted Stock Agreement to the extent of their respective partnership interests. The following directors have each received a .5% ownership interest in HKT Partners: Robert H. Cannon, Jr.; Michael R. Hallman; Kenneth F. Holtby; Dale F. Pilz; Clarence W. Spangle; and William E. Terry.
Mr. Cason, a director of the Company, has received a 8.46% ownership interest in HKT Partners. Messrs. Gates, Klawitter and Oehlke, officers of the Company, have received, respectively, .77%, 1.72% and 1.74% ownership interests in HKT Partners. During fiscal year 1996, Messrs. Cason, Oehlke, Klawitter and Gates, respectively received cash distributions of a portion of their limited partnership interests in HKT Partners in the amounts of $548,843, $123,500, $119,700, and $44,156.

          The Special Committee's Role. A Special Committee of the Board of Directors, consisting of Messrs. Wenninger, Satre, and Shamash, was appointed in July 1996 to consider the Hiller Option. In particular, the Special Committee considered whether the terms of the Hiller Option currently provide HKT Partners with appropriate incentives to continue actively participating in the management of the Company in order to increase long-term shareholder value. The Special Committee considered the possible outcomes of the Hiller Option, including expiration of the option and HKT Partners' exercise of the option and sale of the shares of Common Stock acquired upon exercise. In addition, the Special Committee considered possible restructurings of the Hiller Option, such as extending the term of the option or cancellation of the option in exchange for a grant of a certain number of restricted shares of the Company's Common Stock. In considering the Hiller Option, and possible restructurings of the Hiller Option, the Special Committee sought to recommend to the Board of Directors a transaction which would be fair to the Company and its shareholders, including HKT Partners, and which would provide incentives to HKT Partners to continue participating in the Company's long-term growth as both a management consultant and shareholder of the Company.

          The Special Committee determined that the cancellation of the Hiller Option in exchange for the grant of restricted shares of the Company's Common Stock, upon the terms set forth in the proposed Restricted Stock Agreement, best satisfied these criteria. In making its determination the Special Committee concluded that the resale restrictions to be imposed on the shares to be issued to HKT Partners should reduce the fair market value of such shares by 17.5%, which conclusion was presented to the Board of Directors along with the Special Committee's recommendation.

TERMS OF THE RESTRICTED STOCK AGREEMENT

          The Restricted Stock Agreement provides that the Company shall issue shares of Common Stock in exchange for, and in cancellation of, the Hiller Option. The Board expects that approximately 1,161,675 shares of Common
Stock will be issued to HKT Partners. The exact number of shares to be issued shall be determined pursuant to the formula described below and such shares shall be subject to certain resale restrictions set forth in the Restricted Stock Agreement which shall lapse over a three-year period or upon the happening of certain events described below. A copy of the form of the Restricted Stock Agreement is attached to this Proxy Statement as Exhibit A.

          Number of Shares to Be Issued to HKT Partners.   The number of shares
to be issued to HKT Partners under the Restricted Stock Agreement will be determined by dividing the net aggregate dollar value of the Hiller Option by the per share fair market value of the Common Stock to be issued to HKT Partners on the date that shareholder approval for the transaction is obtained; the per share fair market value of the HKT Partners' shares shall reflect the resale restrictions imposed on the shares. The net aggregate dollar value of the Hiller Option equals the current market price of the Company's Common Stock based on the last reported sale price on NASDAQ on the date of shareholder approval minus the exercise price ($4.50) of the Hiller Option multiplied by the 2,396,923 shares subject to the Hiller Option. The Board believes that the resale restrictions imposed on the shares to be issued to HKT Partners reduces by 17.5% the fair market value of such shares.

          Assuming, for example, that the last reported sale price of the Company's Common Stock is $7.50 on the date of shareholder approval, the aggregate value of shares to be issued would equal $7,190,769 (($7.50 - $4.50) x 2,396,923 shares)), the net aggregate dollar value of the Hiller Option. The aggregate value of $7,190,769 divided by $6.19 (the per share market value of the Company's Common Stock ($7.50) reduced by 17.5% to reflect the resale restrictions), yields a total of 1,161,675.5 shares of Common Stock to be issued to HKT Partners in exchange for cancellation of the 2,396,923 Option Shares.

          Resale Restrictions on the Shares. The shares to be issued under the Restricted Stock Agreement will be subject to restrictions prohibiting resale of the shares by HKT Partners until the restrictions lapse or upon the happening of certain events described below. Subject to the events described below, the resale restrictions shall lapse and the shares become unrestricted according to the following schedule: (i) 33-1/3% of the total shares shall become unrestricted on the first anniversary of the issuance date, (ii) an additional 33-1/3% of the total shares shall become unrestricted on the second anniversary of the issuance date, and (iii) the remaining 33-1/3% of the total shares shall become unrestricted on the third anniversary of the issuance date.

          The resale restrictions shall lapse according to the above schedule provided that Mr. Hiller continues to serve the Company as a director, officer or adviser during such anniversary periods, subject to the following exceptions:
(i) if the shareholders or Board of Directors fail to elect or appoint
Mr. Hiller to serve as a director, officer or adviser of the Company despite his willingness to do so, all the shares shall immediately become unrestricted; (ii) if Mr. Hiller becomes unable to serve as a director, officer or adviser of the Company due to health problems, the resale restrictions shall continue to lapse according to the three-year schedule above; and (iii) if there is a "Change of Control" of the Company (as defined in the Restricted Stock Agreement), all shares issued to HKT Partners shall immediately become unrestricted.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE RESTRICTED STOCK AGREEMENT IN EXCHANGE FOR THE HILLER OPTION.

THE BOARD OF DIRECTORS AND COMMITTEES

          All directors hold office until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified. There are no family relationships among any of the directors or executive officers of the Company.

          The Company's Board of Directors met five times during fiscal 1996. During fiscal 1996, each director attended 75% or more of the total number of Board of Directors meetings and meetings of committees of the Board of Directors on which the director served during the time he served on the Board or committee, except Prof. Cannon who attended 40% of such meetings.

          The Audit Committee, which currently consists of Dr. Shamash (chairman) and Messrs. Cason, Holtby and Pilz met two times during fiscal 1996. The Audit Committee recommends to the Board of Directors the independent auditors to be selected to audit the financial statements of the Company for the fiscal year for which they are appointed, reviews the fees of the independent auditors and other terms of their engagement and monitors the adequacy of the audit effort and the Company's financial and accounting organization, financial reporting and internal controls. The Compensation and Administration Committee (the "Compensation Committee"), which currently consists of Messrs. Pilz (chairman), Cason, Satre and Spangle, met two times during fiscal 1996. The Compensation Committee establishes and reviews annually the Company's general compensation policies applicable to the Company's executive officers and other key employees, reviews and approves the level of compensation awarded to the Company's Chief Executive Officer and other officers and key management employees, prepares and delivers annually to the Board a report disclosing compensation policies applicable to the Company's executive officers and the basis for the Chief Executive Officer's compensation during the last fiscal year and makes recommendations to the Board regarding changes to existing compensation plans. The Stock Option Sub-Committee of the Compensation Committee administers the Company's stock option plans, including determining the individuals to receive options and the terms of such options. The Stock Option Sub-Committee members are Messrs. Pilz and Spangle.

          The Executive Committee, which currently consists of Messrs. Hiller (Chairman), Pilz, Satre and Wenninger held one meeting during fiscal 1996. The Executive Committee generally exercises the authority of the Board of Directors with respect to the management and operation of the Company between meetings of the Board of Directors. The Board of Directors does not have a Nominating Committee or a committee performing the function of a Nominating Committee. Although there are no formal procedures for shareholders to recommend nominations, the Board of Directors will consider recommendations from shareholders, which should be addressed to Ronald F. Klawitter, Vice President of Finance, Treasurer and Secretary, at the Company's address listed above.
See "Employment Contracts, Termination and Change in Control Arrangements--
The Hiller Agreement."

DIRECTOR COMPENSATION

          Each director who is not an employee of the Company receives a quarterly retainer of $1,500, a fee of $750 for each Board meeting attended in person and a fee of $250 for each Board meeting attended by telephone.
Directors also receive a fee of $250 for each committee meeting attended, except that directors receive a fee of $1,000 for each Executive Committee meeting attended (which payment is in lieu of any payment for a Board meeting attended on the same day). Committee chairmen receive an additional fee of $100 for each committee meeting attended. Directors also receive payment of out-of-pocket expenses related to their service as directors.

          Each director who is not, upon election to the Board of Directors, an employee of the Company participates in the Company's Stock Option Plan for Non-Employee Directors. Each non-employee director is granted, upon initial election, an option to purchase 10,000 shares of the Company's Common Stock and an additional option to purchase 10,000 shares upon the directors first re-election to the Board of Directors. All options granted pursuant to the plan have a three year vesting period.

                               EXECUTIVE OFFICERS

          The following persons are the executive officers of the Company:

          Fred W. Wenninger, age 57, has been a director since September 1, 1995. He has served as President and Chief Executive Officer of the Company since September 1, 1995. Mr. Wenninger served as President and Chief Executive Officer and a director of Iomega Corporation, a computer mass storage company, from May 1989 until January 1994. From February 1986 until April 1989, he was President of Bendix/King, an avionics division of Allied Signal Corporation. From 1963 to 1986 he was employed by Hewlett Packard, the last eight years in General Manager positions at divisions which developed and produced computers and workstations. Mr. Wenninger has a Ph.D. in Engineering from Oklahoma State University. He is a director of Norand Corporation and Hach Corp.

          Craig D. Gates, age 37, has been Vice President and General Manager of New Business Development since October 1995. He joined the Company as Vice President of Engineering in October of 1994. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. From 1982 he held various engineering and management positions within the Microswitch Division of Honeywell, Inc., in Freeport, Illinois and from 1991 to October 1994 he served as Director of Operations, Electronics for Microswitch.

          Ronald F. Klawitter, age 44, has been Vice President of Finance and Treasurer of the Company since November 1992 and Secretary since October 1995. He was Acting Secretary from November 1994 to October 1995. From 1987 to 1992, Mr. Klawitter was Vice President, Finance at Baker Hughes Tubular Service, a subsidiary of Baker Hughes, Inc.

          Jack W. Oehlke, age 51, has been Chief Operating Officer of the Company since October, 1995. Previously, he served as Senior Vice President of Operations from January 1995 to October 1995 and Vice President of Manufacturing Operations of the Company from December 1993 to January 1995. Mr. Oehlke served as Director of Operations, Director of Quality and in various management positions within manufacturing, engineering and quality functions of the Microswitch Division of Honeywell, Inc. from 1968 to 1993.

          All executive officers hold office until their successors are elected and have qualified.

                      PRINCIPAL SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT

          The following table provides certain information which has been furnished to the Company regarding beneficial ownership of the Common Stock as of the Record Date, with respect to (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director and nominee for director of the Company; (iii) the Chief Executive Officer and each of the executive officers of the Company other than the Chief Executive Officer named in the Summary Compensation table (collectively, the "Named Executive Officers"); and (iv) all directors and executive officers of the Company as a group.


                                   Number of Shares         Percentage
Name of Beneficial Owner*        Beneficially Owned (1)    of Class(1)

Zesiger Capital Group LLC             1,065,800(2)            12.5%
320 Park Avenue
New York, NY 10022

BZW Barclays Global Investors, N.A.     584,376(3)             6.8%
420 Montgomery Street, Floor 3
San Francisco, CA  94162

Dimensional Fund Advisors, Inc.         538,300(4)             6.3%
1299 Ocean Avenue, Suite 650
Santa Monica, CA  90401

Hiller Key Tronic Partners            2,413,446(5)            23.6%

Robert H. Cannon, Jr. - Director         25,318(6)              **

Thomas W. Cason - Director              202,865(7)             2.4%

Michael R. Hallman - Director            29,068(8)              **

Stanley Hiller, Jr. - Chairman        1,768,352(9)            17.4%

Kenneth F. Holtby - Director             43,068(10)             **

Dale F. Pilz - Director                  26,518(11)             **

Wendell J. Satre - Director              27,333(12)             **

Yacov A. Shamash - Director               7,833(13)             **

Clarence W. Spangle - Director           25,318(14)             **

William E. Terry - Director              29,068(15)             **

Fred Wenninger -  Chief Executive       187,500(16)            2.2%
Officer and President

Craig D. Gates - Vice President,         45,276(17)             **
General Manager of New Business
Development

Ronald F. Klawitter - Vice President     83,288(18)             **
of Finance, Treasurer and Secretary

Jack W. Oehlke - Chief Operating         79,586(19)             **
Officer

Richard T. Tinsley - Vice President,     64,018(20)             **
Quality***

All officers and directors as a
group (15 persons) (6)-(20),(21)      2,630,982(21)           24.3%

___________________


*    Unless otherwise noted, the address for each named shareholder is in care of the Company at its principal executive offices.
**   Less than 1%.
***  Mr. Tinsley who had served as Vice President, Quality of the Company since November, 1993, resigned as Vice President, Quality effective January
     1, 1997.
(1)  Percentage beneficially owned is based on 8,540,434 shares of Common Stock outstanding on the Record Date.  A person or group of persons is deemed to beneficially own as of the record date any shares which such person or group of persons has the right to acquire within 60 days after the record date.  In computing, the percentage of outstanding shares held by each person or group of persons, any shares which such person or persons have the right to acquire within 60 days after the record date, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)  Based on Form 13F filed with the Securities and Exchange Commission, dated
     August 6, 1996.
(3)  Based on Form 13F filed with the Securities and Exchange Commission, dated
     April 14, 1996.
(4)  Dimensional Fund Advisors Inc. ("DFA"), a registered investor advisor, is deemed to have beneficial ownership of these shares all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-
     end investment company, or in series of the DFA Investment Trust Company, a
     Delaware business trust, or the DFA Group Trust and DFA Participation Group
     Trust, investment vehicles for qualified employee benefit plans, for all of which DFA serves as investment manager.  DFA disclaims beneficial ownership of all shares.
(5)  Represents 2,396,923 shares subject to presently exercisable options pursuant to the Hiller Option Agreement (described on page 10) between the
     Company and HKT Partners, 12,986 shares held by HKT Partners and 3,537 shares held by HKT, Inc., its general partner. Excludes 100 shares owned directly by Mr. Hiller and 146,538 shares held by Hiller Investment
     Partners, as to which HKT Partners disclaims beneficial ownership.  See textual disclosure on page 10.
(6)  Represents 13,333 shares issuable upon exercise of director stock options and Mr. Cannon's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.
(7)  Represents Mr. Cason's pro rata interest in shares issuable upon the exercise of options held by HKT Partners.
(8)  Includes 13,333 shares issuable upon exercise of director stock options and Mr. Hallman's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.
(9)  Includes 1,605,191 shares issuable upon the exercise of presently exercisable stock options, which shares represent the pro rata interest of
     Mr. Hiller in the interest of entities controlled by Mr. Hiller in shares issuable upon the exercise of options owned by HKT Partners.  Also includes 100 shares owned directly by Mr. Hiller, 146,538 shares held by
     Hiller Investment Partners, 12,986 shares held by HKT Partners and 3,537 shares held by HKT, Inc., its general partner, as to which HKT Partners disclaims beneficial ownership.  See textual disclosure on page 10.
(10) Includes 13,333 shares issuable upon exercise of director stock options and
     Mr. Holtby's pro rata interest (15,735 shares) in shares held and shares issuable upon the exercise of options held by HKT Partners.
(11) Includes 13,333 shares issuable upon exercise of director stock options and
     Mr. Pilz's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.
(12) Includes 3,333 shares issuable upon exercise of a director stock option.
     Excludes 1,200 shares owned by Mr. Satre's grandchildren under the Uniform
     Gifts to Minors Act.  Mr. Satre disclaims beneficial ownership of these shares.
(13) Includes 3,333 shares issuable upon exercise of a director stock option.
(14) Represents 13,333 shares issuable upon exercise of director stock options and Mr. Spangle's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.
(15) Includes 13,333 shares issuable upon exercise of director stock options and
     Mr. Terry's pro rata interest (11,985 shares) in shares issuable upon the exercise of options held by HKT Partners.
(16) Includes 112,500 shares issuable upon exercise of employee stock options.
     Excludes 6,500 shares owned by Mr. Wenninger's wife, as to which Mr.
     Wenninger disclaims beneficial ownership.
(17) Includes 26,250 shares issuable upon exercise of employee stock options and
     Mr. Gates' pro rata interest (18,467 shares) in shares issuable upon the exercise of options held by HKT Partners.
(18) Represents 42,182 shares issuable upon exercise of employee stock options and Mr. Klawitter's pro rata interest (41,106 shares) in shares issuable upon the exercise of options held by HKT Partners.
(19) Includes 36,500 shares issuable upon exercise of employee stock options and
     Mr. Oehlke's pro rata interest (41,812 shares) in shares issuable upon the exercise of options held by HKT Partners.  Also includes Common Stock allocated to Mr. Oehlke as a participant in the Company's Variable
     Investment Plan (774 shares) as of June 29, 1996.
(20) Includes 39,750 shares issuable upon exercise of employee stock options and
     Mr. Tinsley's pro rata interest  (19,751 shares) in shares issuable upon the exercise of options held by HKT Partners.  Also includes Common Stock allocated to Mr. Tinsley as a participant in the Company's Variable
     Investment Plan (2,534 shares) as of June 29, 1996.
(21) Includes 257,182 shares subject to issuance pursuant to employee stock options.  Does not include Common Stock allocated to officers as participants in the Company's Variable Investment, Stock Bonus or Employee
     Stock Ownership Plans after June 29, 1996.


                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

          Set forth below is information on the annual and long-term compensation for services rendered during fiscal years 1994, 1995 and 1996, by the Named Executive Officers which include (i) Mr. Wenninger, the Company's
Chief Executive Officer, (ii) Mr. Hiller who served as the Company's Chief
Executive Officer from February 1992 through August 1995, and (iii) the four other most highly paid executive officers of the Company. For information regarding the Company's current executive officers, see EXECUTIVE OFFICERS, page
5.


                           SUMMARY COMPENSATION TABLE



                                                                          Long-Term Compensation
                                                                          ----------------------
                              Annual Compensation                             Awards           Payouts
                       -----------------------------------------   Restricted     Securities
                                                    Other Annual     Stock        Underlying               All Other
Name and               Fiscal  Salary     Bonus     Compensation    Award(s)        Options              Compensation
Principal Position      Year   ($)(1)     ($)(2)      ($)(3)        ($)(4)          (#)(5)     Payouts       ($)(6)
-----------------      ------ -------    -------    -------------   ---------      ----------  -------   ------------

Stanley Hiller, Jr.(7)  1995       --         --         --            --              --          --          --
Chairman                1994       --         --         --            --              --          --          --
                        1993       --         --         --            --              --          --          --

Fred W. Wenninger       1996 $243,462   $150,000     $131,782      $762,500         $225,000       --       $4,615
Chief Executive Officer 1995       --         --         --            --              --          --          --
and President           1994       --         --         --            --              --          --          --

Jack W. Oehlke          1996  179,808         --         --            --             33,000       --        4,495
Chief Operating         1995  139,621    105,250       39,531          --              9,000       --        3,491
Officer                 1994   61,251      8,000       26,044          --             20,000       --          777


Craig D. Gates          1996  149,808         --         --            --             43,000       --        3,745
Vice President,         1995   93,159     88,500       20,448          --             20,000       --        1,664
General Manager of      1994       --         --         --            --                 --       --           --
New Business
Development

Ronald F. Klawitter     1996  142,692         --         --            --             33,000       --        3,567
Vice President of       1995  120,910     73,500         --            --              8,815       --        3,023
Finance, Treasurer and  1994   90,938         --         --            --              5,867       --        2,273
Secretary

Richard T. Tinsley      1996  135,001         --         --            --             12,500       --        3,128
Vice President,         1995  135,025     65,651       38,698          --              6,000       --        3,376
Quality                 1994   77,899         --       46,819          --             30,000       --          650

------------

(1)  Includes amounts deferred under the 401(k) component of the Company's
     Variable Investment Plan.
(2)  Represents dollar value of cash bonuses earned by the Named Executive
     Officers during the fiscal year indicated. Includes cash signing bonus of $24,000 ($16,000 paid in 1995 and $8,000 paid in 1994) to Jack W. Oehlke.
     Also includes cash signing bonus of $15,000 paid in 1995 to Craig D. Gates.
(3) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or ten percent of the total of annual salary and bonus for the named executive officer for such year. Dollar amounts shown consist of relocation expenses.
(4) On September 1, 1995 Mr. Wenninger was granted 50,000 phantom stock option units, with no cost basis to Mr. Wenninger, and the value of which at any time equals the market price of the Company's Common Stock multiplied by the number of units. The units vest over a period of five years at 20% per year. The market price of the Common Stock on September 1, 1995 was $15.25 per share.
(5) Does not include stock options granted to HKT Partners, a partnership in which entities controlled by Mr. Hiller, and in which Messrs. Oehlke, Tinsley, Klawitter and Gates, individually, hold limited partnership interests. See notes (5) and (17) through (20) to "Principal Shareholders and Security Ownership of Management."
(6) Represents Company matching payments in 1996, 1995 and 1994 under the Company's Variable Investment Plan.
(7)  Mr. Hiller served as chief executive officer of the Company from February
     1992 through August 1995. Pursuant to an agreement entered into in February 1992 between the Company and the Hiller Group, a corporate management organization, Mr. Hiller has received no salary for his services as an executive officer and director of the Company. See the textual disclosure on page 10.

                       OPTION GRANTS IN 1996 FISCAL YEAR

          The following table sets forth information concerning individual grants of stock options made during fiscal 1996 to each of the individuals identified in the Summary Compensation Table.




                    Number of       % of Total                             Potential Realizable Value at
                    Securities       Options                                  Assumed Annual Rates of
                    Underlying      Granted To                              Stock Price Appreciation for
                    Options Granted  Employees in   Exercise  Expiration           Option Term(2)
NAME                (#)(1)          Fiscal 1995    ($/Share)     Date           5%($)         10%($)
------------------ ------------     ------------   ---------   ----------      --------      ---------

Stanley Hiller, Jr.     --              --             --         --             --             --

Fred W. Wenninger   225,000            42.1%         $15.25     9/01/05       $5,589,128    $8,899,707

Jack W. Oehlke       15,000             2.8%          16.25     7/27/05          397,042       632,224
                     18,000             3.4%           8.34     6/18/06          244,529       389,372

Craig D. Gates       12,500             2.3%          16.25     7/27/05          169,812       270,397
                     30,500             5.7%           8.34     6/18/06          414,341       659,770

Ronald F. Klawitter  15,000             2.8%          16.25     7/27/05          397,042       632,224
                     18,000             3.4%           8.34     6/18/06          244,529       389,372

Richard T. Tinsley    7,500             1.4%          16.25     7/27/05          198,521       316,112
                      5,000              .9%           8.34     6/18/06           67.925       108,159
___________________________

(1) Options vest at the rate of 50% per year on the first and second anniversaries of the grant date.
(2) The rates of appreciation shown in the table are for illustrative purposes only pursuant to applicable Securities and Exchange Commission requirements. Actual values realized on stock options are dependent on actual future performance of the Company, among other factors. Accordingly the amounts shown may not necessarily be realized.

          The following table provides information on the exercise of options to purchase Common Stock by the Named Executive Officers in fiscal 1996 and such officers' unexercised options to purchase Common Stock at June 29, 1996.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                        AND FISCAL YEAR-END OPTION VALUES


                     Shares                    Number of Shares
                    Acquired                Underlying Unexercised         Value of Unexercised
                       on        Value        Options at Fiscal            In-The-Money Options
                    Exercise    Realized         Year End (#)           at Fiscal Year-End($)(1)
Name                  (#)         ($)     Exercisable   Unexercisable  Exercisable  Unexercisable
------------------- --------   --------   -----------   -------------- -----------   --------------

Stanley Hiller, Jr.     0         N/A     1,604,291              0        $3,208,582       N/A

Fred W. Wenninger       0         N/A             0        225,000            N/A          N/A

Jack W. Oehlke          0         N/A        24,500         37,500            N/A          N/A

Craig D. Gates          0         N/A        10,000         53,000            N/A          N/A

Ronald F. Klawitter     0         N/A        30,274         37,405            N/A          N/A

Richard T. Tinsley      0         N/A        33,000         15,500            N/A          N/A
______________

(1) This amount represents the aggregate of the number of in-the-money options multiplied by the difference between the closing price of the Common Stock on the Nasdaq National Market on June 29, 1996 and the exercise prices for the relevant options.



EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

          Employment Contracts. Pursuant to an employment contract, effective September 1, 1995, Mr. Wenninger agreed to serve as the Company's President and Chief Executive Officer. He received an initial base salary of $300,000 and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time, with a guaranteed minimum cash bonus of $150,000 for 1996. The Company also granted to Mr. Wenninger, options to purchase 225,000 shares of Common Stock at an exercise price of $15.25 per share (the market price on the grant date) and 50,000 units of phantom stock at $15.25 per unit, with no cost basis to Mr. Wenninger. The Company also agreed to pay Mr. Wenninger's relocation related expenses.

          Pursuant to an employment contract, dated December 27, 1993, Mr. Oehlke received an initial salary of $122,500 per year, a cash signing bonus of $24,000 and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Oehlke, options to purchase 20,000 shares of Common Stock at an exercise price of $8.00 per share (the market price on the date of grant) and agreed to pay Mr. Oehlke's relocation related expenses.

          Pursuant to an employment contract, dated November 11, 1993, Mr. Tinsley received an initial base salary of $135,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Tinsley options to purchase 30,000 shares of Common Stock at an exercise price of $7.25 per share (the market price on the date of grant) and agreed to pay Mr. Tinsley's relocation related expenses.

          Pursuant to an employment contract, executed December 9, 1992, Mr. Klawitter received an initial base salary of $88,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. In addition the Company granted to Mr. Klawitter options to purchase 20,000 shares of Common Stock at an exercise price of $8.25 per share (the market price on the date of grant) and agreed to pay Mr. Klawitter's relocation related expenses.

          Pursuant to an employment contract, executed October 27, 1994, Mr. Gates received an initial base salary of $125,000 per year and eligibility to participate in the Company's bonus incentive plan as offered to its key employees from time to time. The Company also granted to Mr. Gates options to purchase 20,000 shares of Common Stock at an exercise price of $10.75 per share (the market price on the grant date) and agreed to pay Mr. Gates' relocation related expenses.

          Each of the employment contracts entered into described above imposes upon the employee standard non-disclosure, confidentiality and covenant not to compete provisions. The above employment contracts provide that the Company may terminate employment at any time. The employment contracts provide that upon termination of employment by the Company, other than for cause, or upon termination by the employee in the event the Company changes the substantive responsibilities and duties of the employee in such a way as to constitute a demotion; the Company shall continue to pay employee's base salary in effect prior to termination for a period of one year after termination in the case of Messrs. Wenninger, Oehlke, Klawitter and Tinsley and nine months in the case of Mr. Gates.

          Stock Option Plans. The Company's executive stock option plans and non-employee directors stock option plan provide that upon a change of control of the Company the vesting of outstanding options will be accelerated.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

          The Board of Directors has a Compensation Committee, presently consisting of Messrs. Cason, Pilz, Satre and Spangle. Mr. Satre served as Acting President of the Company from August 1991 through February 1992. Mr. Cason served as President and Chief Operating Officer of the Company from February 1994 through August 1995. During the portion of fiscal 1996 during which Mr. Cason served as President and Chief Operating Officer he received salary payments totaling $62,500, payment of his incentive bonus earned during fiscal 1995 in the amount of $168,750 and other compensation and expense reimbursements, pursuant to his employment arrangement totaling $28,326.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

          Key Tronic's compensation philosophy established by the Compensation Committee is that annual total cash compensation should vary with the performance of the Company and long-term incentives should be aligned with the interests of the Company's shareholders. The Company's compensation plan is designed to allow the Company to attract, motivate and retain highly qualified individuals and is consistent with the short-term and long-term goals of the Company. Compensation of the Company's executive officers, except as otherwise noted in this report has three primary elements: base salary, annual incentive bonus and an annual stock option grant.

          Base salaries are established following a review of competitive information related to comparable companies, in similar industries, located in the Northwest. Annual incentive bonuses are tied to the profitability of the Company and the key employee's contribution to the Company's performance.
Annual stock option incentive grants are based upon base salary and a stock performance goal established by the Compensation Committee. Annual stock option grants to executive officers are made under the Company's employee stock option plan.


BASE SALARIES

          The Company's compensation philosophy emphasizes performance-based pay. The goal is to have base salary represent a target percentage of an executive officer's total annual compensation. Prior to setting compensation levels for executive officers, the Compensation Committee reviews competitive information related to comparable companies, in similar industries, located in the Northwest. These companies include some but not all of the companies appearing in the Nasdaq Computer Manufacturer Index in the performance graph on page 15. The Compensation Committee indexes base salary ranges to be slightly below average competitive levels in the Northwest. During fiscal 1996, executive officer pay ranges were adjusted upward to be consistent with the Compensation Committee's established index. Management recommendations (other than those of the subject executive officer) are considered by the Compensation Committee in establishing an individual executive officer's recommended salary. The Compensation Committee also considers factors related to individual performance, individual responsibility, Company performance based on net earnings and external competitive factors. The Board as a whole establishes each executive officer's annual salary. Executive officers who also serve as directors abstain from voting when their own annual salary is determined.

ANNUAL BONUS

          The Compensation Committee established a Key Employee incentive bonus plan for fiscal 1996. The plan was based upon Company profit goals. A minimum Company profit goal had to be achieved before any payment was to be made under the plan to executive officers. Bonus payments under the plan were to be based on three performance levels: threshold achievement, expected achievement, and over-achievement of Company profit goals or a combination of Company profit goals and other financial goals. Over-achievement payments under the plan were intended to be higher than comparable industry averages for annual incentive bonus plans by an amount approximately equal to the amount by which base salary was below comparable industry averages. Payments were to be based upon a percentage of the key employees fiscal 1996 base earnings. The payment percentage ranges were established in descending order for the Chief Operating Officer, all other officers and all other key employees. Mr. Wenninger, the Company's Chief Executive Officer and President did not participate in the plan for fiscal 1996. Mr. Wenninger was awarded a bonus for fiscal 1996, pursuant to his employment agreement. The threshold achievement profit performance level was not met and therefore no executive officer was awarded a bonus pursuant to the incentive bonus plan for fiscal 1996. Certain non-officer key employees were paid bonuses in accordance with the incentive bonus plan for fiscal 1996.

ANNUAL STOCK OPTION AWARDS

          The Compensation Committee's policies make long-term incentive compensation an important part of motivating and retaining key employees. Such long-term incentive compensation is consistent with the interests of the Company's shareholders in that it ties executive compensation to the performance of the Company's stock. The Compensation Committee believes that long-term incentive compensation can best be implemented through the granting of annual stock options. The Stock Option Sub-Committee of the Compensation Committee makes the determination to grant options to key employees based upon each key employee's position in the Company, base salary and the recommendations of the President and Chief Executive Officer and the Chief Operating Officer based on individual performance. The exercise price of the options is equal to the closing price of the Common Stock on the date of grant as quoted by the Nasdaq National Market, as reported in The Wall Street Journal. The options vest 50% per year commencing one year from the date of grant. As members of the Hiller Group with rights to some portion of the value of the stock issuable upon exercise of the stock option granted to HKT Partners pursuant to the Hiller Agreement, Mr. Hiller and Mr. Cason did not participate in this plan during the 1996 fiscal year. The Stock Option Sub-Committee granted options to all other executive officers (other than Mr. Wenninger who was granted stock options during fiscal 1996 in accordance with his employment agreement) and certain other key employees during fiscal 1996 in accordance with the Company's compensation policies.

CHIEF EXECUTIVE OFFICER

          Effective September 1, 1995, Fred W. Wenninger became Chief Executive Officer and President of the Company and a member of the Board of Directors. Pursuant to an employment agreement, effective September 1, 1995, Mr. Wenninger received an initial base salary of $300,000 per year. Pursuant to the agreement Mr. Wenninger is also eligible to participate, beginning in fiscal year 1997, in the Company's annual incentive bonus plan with his annual bonus targeted at 50% of base salary, based upon meeting specific objectives for each fiscal year as agreed to in advance with the Board. Higher annual bonuses can be achieved based upon his exceeding these objectives with a maximum annual bonus of 75% of his base salary. For fiscal year 1996, the Board recognizing that Mr. Wenninger did not have the opportunity to participate in the determination of the objectives which drive the fiscal 1996 incentive bonus plan, agreed to guarantee him a minimum cash bonus of $150,000.

          Mr. Wenninger was granted upon his employment 225,000 shares of non-qualified stock options pursuant to the Company's 1995 Executive Stock Option Plan which vest in two consecutive annual installments of 50% each. These options are priced at market price as of September 1, 1995. Mr. Wenninger was also granted on September 1, 1995, 50,000 phantom stock option units, with no cost basis to Mr. Wenninger, the unit value of which at any time equals the market price of the Company's Common Stock. The phantom stock option units vest and become exercisable in five equal annual installments. Should the Company have a major change of ownership (defined as 50% or more of its outstanding and issued Common Stock being purchased by an individual, group of individuals, or corporate entity) during Mr. Wenninger's employment, the vesting of his non-qualified options and phantom stock option units will be accelerated immediately so that both are 100% vested. If Mr. Wenninger elects to leave the Company after such a change of control, he will be paid one year's annual base salary in a lump sum payment. Should Mr. Wenninger's employment with the Company be terminated by the Board for any reason(s) other than for cause he will receive a severance payment equal to one year's annual base salary in a lump sum payment. Upon Mr. Wenninger's termination, no bonus or portion thereof will be paid, except for bonus earned for a prior year but not yet paid. As of the date of Mr. Wenninger's termination of employment for other than "cause", he will receive that amount of phantom stock option units which equates to that portion of the five year vesting period that will have passed as of his date of termination. No severance payment will occur if Mr. Wenninger's termination is voluntary (unless it follows a change of control) or is for "cause."

          Compensation payments in excess of $1 million to the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. To the extent that there is no adverse effect on the Company's performance-related compensation philosophy or on the Company's ability to provide competitive compensation, it is the policy of the Compensation Committee and the Board of Directors to minimize executive compensation that is not deductible by the Company for tax purposes.

          COMPENSATION COMMITTEE             STOCK OPTION SUB-COMMITTEE

           Dale F. Pilz - Chairman           Dale F. Pilz, Chairman
           Thomas W. Cason                   Clarence W. Spangle
           Wendell J. Satre
           Clarence W. Spangle

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

                             STOCK PERFORMANCE GRAPH



                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION
         SET FORTH BELOW IS A LINE GRAPH COMPARING THE CUMULATIVE TOTAL
      SHAREHOLDER RETURN ON THE COMPANY'S COMMON STOCK WITH THE CUMULATIVE
        TOTAL RETURN OF THE NASDAQ MARKET INDEX AND THE NASDAQ COMPUTER
                       MANUFACTURER INDEX IN FISCAL 1996.
                         COMPARISON OF TOTAL RETURN(1)
                 AMONG NASDAQ (U.S. AND FOREIGN) MARKET INDEX,
         NASDAQ COMPUTER MANUFACTURER INDEX AND KEY TRONIC CORPORATION

  Measurement Period        Key Tronic       CRSP NASDAQ (US       CRSP Com-
  (Fiscal Year Covered)     Corporation      & Frgn) Index         puter

        06/30/91             $100.000          $100.000             $100.000
        07/04/92              137.143           126.804              112.145
        07/03/93              228.571           161.340              144.460
        07/02/94              142.857           159.046              112.266
        07/01/95              365.714           210.155              199.800
        06/29/96              185.714           260.794              297.376


(1) Assumes that the value of the investment in the Common Stock and each index was $100 invested on June 30, 1991 and that all dividends, if any, were reinvested. The Nasdaq (U.S. and Foreign) Market Index is composed of companies included within all Standard Industrial Classification (SIC) codes. The SIC code of all companies included in the Nasdaq Computer Manufacturer Index is 357. The Company will provide a list of companies included in the indexes to any shareholder upon written request to the Company's Secretary.



                              CERTAIN TRANSACTIONS

          Pursuant to an agreement approved by the Board of Directors in January 1993, Hiller Investment Company ("Hiller Investment") is entitled to receive $24,000 per month in reimbursement for expenses incurred by Hiller Investment in connection with the provision of clerical and other services to the Company. Effective October 1, 1995 the agreement was amended to decrease the per month reimbursement to $15,000. Hiller Investment received $221,000 pursuant to this agreement in fiscal 1996. Mr. Hiller is Senior Partner of Hiller Investment. Mr. Hiller does not receive any salary from the Company's reimbursement paid to Hiller Investment.

          During fiscal 1996, the Company made aggregate payments totaling $37,881 to Bighawk Corp., Jayhawk Aviation, Inc. and Starhawk, Inc. for hanger fees and aircraft rental fees. Mr. Wenninger is the sole stockholder of these corporations. The Company believes that the terms of its business relationships with these corporations are no less favorable to the Company than those which could be obtained from an unrelated party.

          See COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS, page 11, for additional relationships and transactions.

                             SHAREHOLDER PROPOSALS

          To be considered for presentation to the Annual Meeting of Shareholders to be held in 1997, a shareholder proposal must be received by Ronald F. Klawitter, Vice President of Finance, Treasurer and Secretary, Key Tronic Corporation, 4424 N. Sullivan Road, Spokane, Washington 99216, no later than May 23, 1997.

                                 OTHER MATTERS

          Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and Nasdaq. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Forms 5 were required, the Company believes that with respect to the fiscal year ended June 29, 1996 all the Reporting Persons complied with all applicable filing requirements.


          Solicitation Expenses. The expense of printing and mailing proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, executive officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid for such solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

          Other Business. The Board of Directors knows of no other business that will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                          By Order of the Board of Directors,



                          /S/ RONALD F. KLAWITTER

                          Ronald F. Klawitter, Secretary

Spokane, Washington
January __, 1997





                             KEY TRONIC CORPORATION
                4424 N. Sullivan Road, Spokane, Washington 99216

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL SHAREHOLDERS MEETING
                              FEBRUARY 26, 1997


     FRED W. WENNINGER, WENDELL J. SATRE, AND YACOV A. SHAMASH, or any of them, each with the power of substitution, are hereby authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Key Tronic Corporation to be held on Wednesday, February 26, 1997, and any adjournment or postponement thereof.

     UNLESS OTHERWISE SPECIFIED THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.

     1. To consider the approval and ratification of a Restricted Stock Agreement between the Company and Hiller Key Tronic Partners, L.P. ("HKT Partners") in exchange for, and in cancellation of, an option owned by HKT Partners (the "Hiller Option"), and

     2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


                /  /  FOR     /  /  AGAINST   /  /  ABSTAIN



               (Continued and to be signed and dated on other side.)




The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying proxy statement, ratifies all that said Proxies or their substitutes may lawfully do by virtue hereof, and revokes all prior proxies. Shares represented by this proxy will be voted as directed by the shareholder. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign and date below. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN PROMPTLY.    Mark /  / for address change:

                                Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                ---------------------------------------
                                Signature                         Date


                                ---------------------------------------
                                Signature                         Date

No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

                                   EXHIBIT A


                             KEY TRONIC CORPORATION

                           RESTRICTED STOCK AGREEMENT


     THIS AGREEMENT is entered into as of the     day of    , 1997, between Key
Tronic Corporation (the "Company") and Hiller Key Tronic Partners L.P. ("Recipient").

                                  WITNESSETH:

     WHEREAS, the Company has previously granted Recipient an option to acquire shares of Company common stock; and

     WHEREAS, the Company has determined that it would be in the interest of the Company and its shareholders to grant the Stock provided for in this Agreement to the Recipient in exchange for, and in cancellation of, the option;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:

     1.   RESTRICTED STOCK.  Contemporaneously with the execution of this
Agreement, the Company will issue to Recipient            shares of Common Stock
of the Company (the "Stock"). Stock certificates evidencing the Stock will be retained by the Company, accompanied by blank stock powers executed by Recipient, for the period during which the Stock constitutes "Restricted Stock" pursuant to the terms of Sections 2 and 3, hereof. All shares of Stock issued hereunder shall be deemed issued to Recipient as fully paid and nonassessable shares, and Recipient shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization.
Company shall pay any applicable stock transfer taxes. The term "Stock" refers not only to the Stock granted hereunder, but also to any and all "Additional Securities" as defined in Section 5 hereof.

     2. RESTRICTIONS. No Stock issued to the Recipient hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Recipient prior to the date when the Recipient shall become vested in such Stock pursuant to Section 3, hereof, and such Stock shall constitute "Restricted Stock" for purposes of this Agreement until such date. Any attempt to transfer Restricted Stock in violation of the terms of this Agreement shall be null and void and, upon such attempt such shares of Restricted Stock shall be deemed reconveyed to the Company without payment of any consideration by the Company, and the Company shall thereafter be the legal and beneficial owner of the Restricted Stock and shall have all rights and interest in or related thereto without further action by Recipient.

     3.   VESTING.

          (a) For purposes of this Agreement, the term "vest" shall mean with respect to any share of the Stock that such share is no longer subject to the restrictions on transfer set forth in Section 2 and that such share is released from the reconveyance provision of that Section. If Recipient would become vested in any fraction of a share of Stock on any date, such fractional share shall not vest and shall remain Restricted Stock until the Recipient becomes vested in the entire share. The transfer restrictions shall lapse and the Restricted Stock shall become vested according to the following schedule:
(i) 33-1/3% of the total shares shall become vested on the first anniversary
                                       A-1
of the issuance date, (ii) an additional 33-1/3% of the total shares shall become vested on the second anniversary of the issuance date, and (iii) the remaining 33-1/3% of the total shares shall become vested on the third anniversary of the issuance date.

     The transfer restrictions shall lapse according to the above schedule provided that Mr. Stanley Hiller continues to serve the Company as a director, officer or adviser during such anniversary periods and up until such anniversary dates subject to the following exceptions: (i) if the shareholders or Board of Directors fail to elect or appoint Mr. Hiller to serve as a director, officer or adviser of the Company despite his willingness to serve as such, all the shares shall immediately become vested; (ii) if Mr. Hiller becomes unable to serve as a director, officer or adviser of the Company due to health problems, the shares shall continue to vest according to the three-year schedule above; and (iii) if there is a "Change of Control" of the Company (as defined in paragraph 3(b) hereof), all shares issued to Recipient shall immediately become vested.

          (b) Notwithstanding the foregoing, all Restricted Stock issued under this Agreement shall be fully vested, nonforfeitable and not subject to reconveyance in the event of a Change in Control. For purposes of this Agreement, a Change in Control shall be deemed to occur if (i) any acquisition by shareholders acting as a group (other than an acquisition from the Company or by the Company; by Recipient; by Recipients general and/or limited partners; by the management of the Company or by a Company sponsored employee benefit plan) of 30% or more of the outstanding common stock of the Company, (ii) during any calendar year individuals who at the beginning of the year constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of the majority of the directors then still in office who either were directors at the beginning of the calendar year or whose election or nomination was approved by the Board) cease for any reason to constitute at least a majority thereof;
(iii) approval by the Company's stockholders of a reorganization, merger (in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving company); consolidation, sale or disposition of all or substantially all of the assets of the Company (other than a sale or disposition to one or more corporation(s) where the shareholders of the Company before such sale or disposition retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets are transferred), or (iv) approval by the Company's stockholders of a complete liquidation or dissolution of the Company.


     4. WITHHOLDING OF TAXES. Recipient shall provide the Company with a copy of any timely election made pursuant to Section 83(b) of the Internal Revenue Code or similar provision of state law (collectively, an "83(b) Election"). If Recipient makes a timely 83(b) Election, Recipient shall immediately pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements. If Recipient does not make a timely 83(b) Election, Recipient shall, either at the time that the restrictions lapse under this Agreement or at the time withholding is otherwise required by any applicable law, pay the Company the amount necessary to satisfy any applicable federal, state, and local income and employment tax withholding requirements.

     5. ADDITIONAL SECURITIES. Any securities received as the result of ownership of Restricted Stock (hereinafter called "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization, shall be retained by the Company in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Recipient shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Recipient may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, Recipient may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Additional Securities shall be subject to the provisions of Sections 2 and 3, above, in the same manner as the Restricted Stock.

     6.   LEGENDS
                                       A-2

          (a) All certificates for shares of the Stock shall bear the following legend:

               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BETWEEN THE
               COMPANY AND THE HOLDER HEREOF, DATED          , 1997.  THE SHARES
               REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

          (b) The certificates for shares of the Stock shall also bear any legend required by any applicable federal or state securities laws.

     7. TERMINATION OF STOCK OPTION AGREEMENT. Upon the effective date hereof, the Stock Option Agreement between the Company and Recipient dated February 29, 1992, shall terminate and be superseded by this Agreement.

     8. NO EFFECT ON TERMS OF EMPLOYMENT. THIS AGREEMENT SHALL NOT CONFER UPON ANY OF RECIPIENT'S PARTNERS (A "RECIPIENT PARTNER") ANY RIGHT WITH RESPECT TO CONTINUATION OF HIS EMPLOYMENT WITH THE COMPANY OR ITS AFFILIATES, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF RECIPIENT PARTNER OR THE COMPANY, OR ANY OF ITS AFFILIATES TO TERMINATE SUCH RECIPIENT PARTNER'S EMPLOYMENT WITH THE COMPANY OR ANY SUCH AFFILIATE AT ANY TIME FOR ANY REASON WITH OR WITHOUT CAUSE OR TO CHANGE THE TERMS OF EMPLOYMENT OF A RECIPIENT PARTNER.

     9. SECTION 83(B) ELECTION. Recipient hereby represents that it understands (a) the contents and requirements of the 83(b) Election, (b) the application of Section 83(b) to the receipt of the Stock by Recipient pursuant to this Agreement, (c) the nature of the election to be made by Recipient's partners under Section 83(b), and (d) the effect and requirements of the 83(b) Election under relevant state and local tax laws. Recipient further represents that its partners [intend/do not intend] to file an election pursuant to Section 83(b) with the Internal Revenue Service within thirty (30) days following receipt of the Stock hereunder, and submit a copy of such election with their respective federal tax returns for the calendar year in which the date of this Agreement falls.

     10. DISTRIBUTIONS. The Company shall disburse to Recipient all dividends, interest and other distributions paid or made in cash or property (other than Additional Securities) with respect to Restricted Stock and Additional Securities, less any applicable federal or state withholding obligations.

     11. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successor and assigns.

     12. NOTICE. Any notice or other document required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

          Company:
                         At Company's Address as it appears under Company's signature to this Agreement, or to such other address as Company may specify in writing to the Recipient.

          Recipient:     At Recipient's address as it appears under
                         Recipient's signature to this Agreement, or to such other address as Recipient may
                                            A-3
                         specify in writing to the Company.

Any party may designate another address for receipt of notices so long as notice is given in accordance with this Section.

     13. REGISTRATION RIGHTS. With respect to the Stock (including any Additional Securities), Recipient is entitled to the benefit of the Registration Rights Agreement, dated February 29, 1992, between the Company and Recipient ("Rights Agreement"). Paragraph 1(b) of the Rights Agreement is hereby amended to read in full as follows: "The term "Registrable Securities" means: (i) the Option; (ii) any Common Stock issued or to be issued by the Company to Hiller pursuant to the exercise of the Option or in connection with the exchange or cancellation of the Option; and (iii) any other Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock issued pursuant to the exercise of the Option or in connection with the exchange or cancellation of the Option: (A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction pursuant to an effective registration statement or pursuant to SEC Rule 144, or (B) if in the opinion of counsel to the Company they may be sold in a transaction exempt from the prospectus delivery requirements of the Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale; and (iv) any other shares of the Company's Common Stock owned by Hiller or which Hiller has a right to acquire."

     14.  GOVERNING LAW.   The interpretation, performance and enforcement of
this Agreement shall be governed by the laws of the State of Washington.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Restricted Stock Agreement as of the date first above written.

     COMPANY                           RECIPIENT

     KEY TRONIC CORPORATION            HILLER KEY TRONIC PARTNERS L.P.

     By:                               By:

     Fred W. Wenninger, President      Stanley Hiller, Jr.
     4424 N. Sullivan Road             3000 Sand Hill Road, Bldg. 2, Ste. 260
     Spokane, WA  99216                Menlo Park, CA  94025











                                       A-4